Exhibit 99.1

Pr e s s Re l e a s e

Contact:
David W. Wehlmann
Executive Vice President & Chief Financial Officer

AMEX SYMBOL: GW
FOR IMMEDIATE RELEASE: HOUSTON, TEXAS — JULY 26, 2005, GREY WOLF, INC. ANNOUNCES OPERATING RESULTS FOR THE QUARTER ENDED JUNE 30, 2005
Houston, Texas, July 26, 2005 — Grey Wolf, Inc. (“Grey Wolf” or the “Company”) (AMEX-GW), reported net income of $27.6 million, or $0.12 per share on a diluted basis, for the three months ended June 30, 2005 compared with a loss of $1.5 million, or $0.01 per share on a diluted basis, for the second quarter of 2004. Net income for the first quarter of 2005 was $23.0 million or $0.10 per share on a diluted basis. Revenues for the second quarter of 2005 were $161.3 million compared with revenues for the second quarter of 2004 of $103.8 million.
For the six months ended June 30, 2005, Grey Wolf reported net income of $50.7 million, or $0.23 per share on a diluted basis, on revenues of $311.3 million compared to a net loss of $7.9 million, or $0.04 per share on a diluted basis, on revenues of $179.0 million for the six months ended June 30, 2004.
“Grey Wolf produced record results for the second quarter of 2005 supported by continued increases in dayrates and additional rigs working,” commented Tom Richards, Chairman, President and Chief Executive Officer. “Net income and EBITDA were the highest in the Company’s history while revenue increased by 55% compared with the second quarter of 2004. Turnkey operations continue to excel with results surpassing the previous high in the first quarter of this year.”
The Company reported total earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) of $61.7 million in the second quarter of 2005, up from $53.6 million the previous quarter and $16.3 million for the second quarter of 2004. On a per-rig-day basis, EBITDA was $6,820 for the second quarter of 2005, $6,071 for the first quarter of 2005 and $2,081 for the second quarter of 2004. Turnkey EBITDA of $10.6 million represented an increase of $1.0 million over the first quarter of 2005 and was the highest quarterly total in the Company’s history. Turnkey EBITDA per rig day also reached an all time high in the second quarter at $15,075, and daywork EBITDA per rig day totaled $6,122, an increase of $612 over the first quarter of 2005.
Grey Wolf averaged 99 rigs working in the second quarter of 2005. This compares with an average of 86 rigs working during the second quarter of 2004.

GREY WOLF, INC.
10370 Richmond Avenue — Suite 600 — Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — JULY 26, 2005
“Because of the strong market conditions, we have continued to enter into term contracts at attractive rates and currently have 50 rigs working under such contracts,” noted Richards. “A majority of these contracts end at various times over the next twelve months providing an opportunity to reprice at then current market rates.”
“Our dayrates increased an average of $1,383 per rig day across rigs and market areas between the first and second quarters. Leading edge rates now range from $14,250 to $20,000 per day without fuel or top drives,” Richards added. “We expect continued improvement in our quarterly results during 2005.”
The dayrate increase of $1,383 includes approximately $200 per average rig day in the second quarter related to a wage increase that was effective June 1, 2005 as those costs are contractually passed through as higher dayrates to customers. The total wage increase of approximately $500 per rig day will be in full effect for the third quarter of 2005.
In addition to the 50 rigs currently working under term contracts, Grey Wolf has eight more rigs scheduled to go to work under term contracts by the end of the third quarter, including four rigs being refurbished. The Company has approximately 10,000 days contracted for the remainder of 2005 and 8,800 days committed under term contracts in 2006.
Grey Wolf’s fleet includes 106 marketed rigs and 21 rigs available for refurbishment and reactivation as demand dictates. Work on four of the 21 rigs available for refurbishment is underway with average capital expenditures estimated to be $5.6 million per rig. Three of the four rigs are being upgraded from mechanical to diesel electric SCR rigs. The rigs are projected to go to work by the end of the third quarter of 2005 and will increase the marketed rig fleet to 110. All four rigs being refurbished will go to work under term contracts expected to recover, in the aggregate, all of the incremental capital expended in their redeployment.
Capital expenditures were $37.6 million in the second quarter of 2005. Based upon the current refurbishment plans, capital expenditures for 2005 are currently projected to be $120.0 million to $125.0 million. This projection is subject to the actual level of rig activity and the ultimate number of rigs returned to service during 2005.
The Company has estimated results for the third quarter of 2005 based on anticipated levels of activity and dayrates. During the third quarter of 2005, the Company expects to average 103 rigs working and to generate EBITDA of approximately $66.0 million. The Company expects depreciation expense of approximately $15.4 million and interest expense of approximately $3.0 million in the third quarter of 2005. Net income per share is expected to be approximately $0.13 on a diluted basis, using a tax rate of approximately 37% based upon the expected level of net income.
Grey Wolf has scheduled a conference call July 27, 2005 at 9:00 a.m. CT to discuss second quarter 2005 results. The call will be web cast live on the Internet through the Investor Relations page on the Company’s website at:
http://www.gwdrilling.com

GREY WOLF, INC.
10370 Richmond Avenue — Suite 600 — Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — JULY 26, 2005
To participate by telephone, call (888) 313-7737 domestically or (212) 341-7094 internationally ten to fifteen minutes prior to the starting time. The reservation number is 21249578. A replay of the conference call will be available by telephone from 11:00 a.m. CT on July 27, 2005 until 11:00 a.m. CT on July 29, 2005. The telephone number for the replay of the call is (800) 558-5253 domestically or (416) 626-4100 internationally and the access code is 21249578. The call will be available for replay through the Grey Wolf website for approximately two weeks after its conclusion.
This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The specific forward-looking statements cover our expectations and projections regarding improvement in our quarterly results, demand for the Company’s services, spending by customers, the availability and financial terms of term contracts, third quarter 2005 rig activity, dayrates and financial results, projected net income per share, projected EBITDA, projected tax rate, projected interest expense, expected rig refurbishment schedule and costs, expected uses of our cash flow from operations, the sufficiency of our capital resources and liquidity, depreciation and capital expenditures in 2005. These forward-looking statements are subject to a number of important factors, many of which are beyond our control, that could cause actual results to differ materially, including oil and natural gas prices and trends in those prices, the pricing and other competitive policies of our competitors, uninsured or under-insured casualty losses, cost of insurance coverage, changes in interest rates, unexpected costs under turnkey drilling contracts, weather conditions and the overall level of drilling activity in our market areas. Please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005 for additional information concerning risk factors that could cause actual results to differ materially from these forward-looking statements.
Grey Wolf, Inc., headquartered in Houston, Texas, is a leading provider of turnkey and contract oil and gas land drilling services in the best natural gas producing regions in the United States with a total drilling rig fleet of 127.

GREY WOLF, INC.
10370 Richmond Avenue — Suite 600 — Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — JULY 26, 2005

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
	(In thousands, except per share amounts)
	(Unaudited)
Revenues	$161,315	$103,750	$311,307	$178,950
Costs and expenses:
Drilling operations	96,836	84,509	189,771	147,046
Depreciation and amortization	14,832	14,091	29,134	27,063
General and administrative	3,557	3,167	7,479	6,307
(Gain) loss on the sale of assets	(60)	(7)	(78)	(18)

Total costs and expenses	115,165	101,760	226,306	180,398

Operating income (loss)	46,150	1,990	85,001	(1,448)
Other income (expense):
Interest income	724	170	1,156	336
Interest expense	(2,821)	(3,908)	(5,420)	(10,074)

Other income (expense), net	(2,097)	(3,738)	(4,264)	(9,738)

Net income (loss) before income taxes	44,053	(1,748)	80,737	(11,186)
Income taxes expense (benefit):
Current	3,197	—	4,369	—
Deferred	13,223	(266)	25,691	(3,273)

Total income tax expense (benefit)	16,420	(266)	30,060	(3,273)

Net income (loss) applicable to common shares	$27,633	$(1,482)	$50,677	$(7,913)

Net income (loss) per common share: (1)
Basic	$0.14	$(0.01)	$0.27	$(0.04)

Diluted	$0.12	$(0.01)	$0.23	$(0.04)

Weighted average common shares outstanding:
Basic	190,799	186,073	190,537	183,765

Diluted	234,938	186,073	234,642	183,765

	Three Months Ended
	June 30,
	2005	2004
Number of Marketed Rigs (2)	106	97
Average Rigs Working:
Ark-La-Tex	20	20
Gulf Coast	24	20
South Texas	29	27
Rocky Mountain	13	11
Mexico	1	—
West Texas	12	8

Total Average Rigs Working	99	86

(1)	Please see “Computation of Earnings Per Share” included in this release.
(2)	For the week ending July 21, 2005, we averaged 102 rigs working.

GREY WOLF, INC.
10370 Richmond Avenue — Suite 600 — Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — JULY 26, 2005
Operating data comparison for the three months ended June 30, 2005 and 2004.

	Three Months Ended			Three Months Ended
	June 30, 2005			June 30, 2004
	Daywork	Turnkey		Daywork	Turnkey
	Operations	Operations(1)	Total	Operations	Operations(1)	Total
	(Dollars in thousands except averages per rig day worked)
	(Unaudited)
Rig days worked	8,343	705	9,048	6,752	1,058	7,810
Contract drilling revenue	$129,552	$31,763	$161,315	$68,894	$34,856	$103,750
Drilling operating expenses	75,911	20,925	96,836	54,879	29,630	84,509
General and administrative expenses	3,292	265	3,557	2,777	390	3,167
Interest income	(673)	(51)	(724)	(147)	(23)	(170)
(Gain) loss on sale of assets	(56)	(4)	(60)	(6)	(1)	(7)

EBITDA	$51,078	$10,628	$61,706	$11,391	$4,860	$16,251

Average per rig day worked:
Contract drilling revenue	$15,528	$45,054	$17,829	$10,203	$32,945	$13,284
EBITDA	6,122	15,075	6,820	1,687	4,594	2,081

(1) Turnkey operations include the results from turnkey and footage contracts.
Operating data comparison for the six months ended June 30, 2005 and 2004.

	Six Months Ended			Six Months Ended
	June 30, 2005			June 30, 2004
	Daywork	Turnkey		Daywork	Turnkey
	Operations	Operations(1)	Total	Operations	Operations(1)	Total
	(Dollars in thousands except averages per rig day worked)
	(Unaudited)
Rig days worked	16,332	1,541	17,873	11,792	1,964	13,756
Current drilling revenue	$243,176	$68,131	$311,307	$119,528	$59,422	$178,950
Drilling operating expenses	142,357	47,414	189,771	96,951	50,095	147,046
General and administrative expenses	6,854	625	7,479	5,535	772	6,307
Interest income	(1,068)	(88)	(1,156)	(288)	(48)	(336)
(Gain) loss on sale of assets	(72)	(6)	(78)	(15)	(3)	(18)

EBITDA	$95,105	$20,186	$115,291	$17,345	$8,606	$25,951

Average per rig day worked:
Contract drilling revenue	$14,890	$44,212	$17,418	$10,136	$30,256	$13,009
EBITDA	5,823	13,099	6,451	1,471	4,382	1,887

(1) Turnkey operations include the results from turnkey and footage contracts.

GREY WOLF, INC.
10370 Richmond Avenue — Suite 600 — Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — JULY 26, 2005
Reconciliation of
Earnings before interest expense, taxes, depreciation
and amortization (EBITDA) to net income
(loss) applicable to common shares
(in thousands)
(Unaudited)

	Three Months Ended				Six Months Ended
	September 30,
	2005
	(projected)	June 30, 2005	March 31, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Earnings before interest	$65,996	$61,706	$53,585	$16,251	$115,291	$25,951
expense, taxes, depreciation, and amortization
Depreciation and amortization	(15,360)	(14,832)	(14,302)	(14,091)	(29,134)	(27,063)
Interest expense	(2,955)	(2,821)	(2,599)	(3,908)	(5,420)	(10,074)
Total income tax (expense)/benefit	(17,761)	(16,420)	(13,640)	266	(30,060)	3,273

Net income (loss) applicable to common shares	$29,920	$27,633	$23,044	$(1,482)	$50,677	$(7,913)

	June 30,	December 31,
	2005	2004
	(Unaudited)
	(In thousands)
Condensed Balance Sheet Data:

Cash and cash equivalents	$122,375	$71,710
Restricted cash	767	758
Other current assets	154,528	106,212

Total current assets	277,670	178,680
Net property and equipment	470,779	437,330
Other assets	18,915	19,866

Total assets	$767,364	$635,876

Current liabilities	$86,221	$60,584
Contingent convertible senior notes	275,000	275,000
Other long term liabilities	7,455	7,509
Deferred income taxes	104,141	55,301
Shareholders’ equity	294,547	237,482

Total liabilities and equity	$767,364	$635,876

GREY WOLF, INC.
10370 Richmond Avenue — Suite 600 — Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — JULY 26, 2005
Computation of Earnings Per Share
(In thousands, except per share amounts)
(Unaudited)
A reconciliation of the numerators and denominators of the basic and diluted earnings per share computation is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Numerator:
Net income (loss)	$27,633	$(1,482)	$50,677	$(7,913)
Add interest expense on contingent convertible senior notes, net of related tax effects (1)	1,623	—	3,118	—

Adjusted net income — diluted	$29,256	$(1,482)	$53,795	$(7,913)

Denominator:
Weighted average number of shares outstanding — basic	190,799	186,073	190,537	183,765
Effect of dilutive securities: (1)
Options — treasury stock method	1,633	—	1,624	—
Restricted stock	49	—	24	—
Contingent convertible senior notes	42,457	—	42,457	—

Weighted average common shares outstanding — diluted	234,938	186,073	234,642	183,765

Earnings Per Share:
Basic	$0.14	$(0.01)	$0.27	$(0.04)

Diluted	$0.12	$(0.01)	$0.23	$(0.04)

(1)	For periods where amounts are not shown, the appropriate security was either not outstanding or was not dilutive. Please see our latest 10-Q for a description of our contingent convertible notes.

GREY WOLF, INC.
10370 Richmond Avenue — Suite 600 — Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com